Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2012

Minot, ND – March 12, 2012 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended January 31, 2012.

During the three month period ended January 31, 2012, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended January 31, 2012 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to the decrease in gain on sale of discontinued operations in the three month period ended January 31, 2012, compared to the three month period ended January 31, 2011.

For the three month period ended January 31, 2012, as compared to the same period of the prior fiscal year:

•	Revenues increased to $61.0 million from $60.1 million.

•
FFO increased to $17.2 million on approximately 103,935,000 weighted average shares and units outstanding, from $14.6 million on approximately 99,355,000 weighted average shares and units outstanding ($.16 per share and unit compared to $.14 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.5 million compared to $11.2 million in the same period of the prior fiscal year.

•	Total expenses decreased by $1.6 million, or 3.7%, in the three months ended January 31, 2012 compared to the three months ended January 31, 2011, from $43.9 million to $42.3 million.

During the nine month period ended January 31, 2012, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 increased while on a per share and unit basis decreased for the nine month period ended January 31, 2012 compared to the same period of the prior fiscal year.  Net income decreased from the year-earlier period, primarily due to the decrease in gain on sale of discontinued operations in the nine month period ended January 31, 2012, compared to the nine month period ended January 31, 2011.

For the nine month period ended January 31, 2012, as compared to the same period of the prior fiscal year:

•	Revenues increased to $181.3 million from $178.1 million.

•
FFO increased to $48.2 million on approximately 102,176,000 weighted average shares and units outstanding, from $47.5 million on approximately 98,311,000 weighted average shares and units outstanding ($.47 per share and unit compared to $.48 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $3.1 million compared to $17.9 million in the same period of the prior fiscal year.

•	Total expenses increased by $2.1 million, or 1.7%, in the nine months ended January 31, 2012 compared to the nine months ended January 31, 2011, from $126.1 million to $128.2 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “IRET’s multi-family residential segment continued its strong performance in our recently-concluded third quarter of fiscal year 2012, with occupancy levels of approximately 93%, segment net operating income up compared to the year-earlier period, and average scheduled rent per unit increasing compared to the year-earlier period and to the immediately preceding quarter. However, vacancy levels in our commercial office segment remain elevated, which continues to pressure overall rental revenues. We consider our commercial portfolio well-placed to benefit from a recovering economy, however, and we continue to see an increase in leasing inquiries.  Acquisition and development opportunities remain numerous, particularly in our home market of North Dakota.”
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1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  In addition, NAREIT recently clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 increased approximately $1.7 million or 5.3% during the three month period ended January 31, 2012, compared to the same period one year ago. NOI from stabilized properties decreased in two of our five segments, with NOI increasing in our multi-family residential, commercial industrial and commercial retail segments, which increased 22.4%, 18.5% and 8.9%, respectively, due to increased occupancy.  NOI from all properties increased by $3.1 million during the three month period ended January 31, 2012, compared to the same period one year ago. NOI from all properties increased in all of our five segments.   The increase is primarily due to increased occupancy in our multi-family residential, commercial industrial and commercial retail segments.

NOI from stabilized properties decreased approximately $454,000 or 0.4% during the nine month period ended January 31, 2012, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments, with NOI increasing only in our multi-family residential and commercial industrial segments, which increased 15.5% and 8.9%, respectively, due to increased occupancy.  NOI from all properties increased by $3.3 million during the nine month period ended January 31, 2012, compared to the same period one year ago. NOI from all properties increased in three of our five segments. NOI in our commercial office segment, however, decreased 7.8% due to increased vacancy, and in our commercial retail segment, decreased 0.7 % due to decreased revenue as a result of increased allowance related to flood damage to Minot Arrowhead Shopping Center, compared to the nine month period ended January 31, 2011.

As of January 31, 2012, compared to January 31, 2011, physical occupancy levels on a stabilized property basis and on an all property basis increased in three of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of January 31,		As of January 31,
Segments	Fiscal 2012	Fiscal 2011	Fiscal 2012	Fiscal 2011
Multi-Family Residential	93.5%	91.1%	93.2%	91.1%
Commercial Office	77.6%	79.8%	77.9%	80.1%
Commercial Medical	93.8%	95.8%	94.5%	96.1%
Commercial Industrial	94.4%	81.4%	94.5%	81.7%
Commercial Retail	87.0%	81.9%	87.5%	82.0%

a.	As of January 31, 2012, stabilized properties excluded:

Multi-Family Residential -
North Pointe II, Bismarck, ND, Sierra Vista, Sioux Falls, SD, Cottage West Twin Homes, Sioux Falls, SD, Gables Townhomes, Sioux Falls, SD,  Regency Park Estates, St Cloud, MN and Evergreen II, Isanti, MN.

Total number of units, 325 Occupancy % for January 31, 2012 is 86.2%.

Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 63,001. Occupancy % for January 31, 2012 is 98.7%.

Commercial Medical -
Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT; Edgewood Vista-Minot, Minot, ND; Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.

Total square footage, 315,818. Occupancy % for January31, 2012 is 99.6%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for January 31, 2012 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 48,960 Occupancy % for January 31, 2012 is 100.0%.

As of January 31, 2011, stabilized properties excluded:

Commercial Office -	1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE..
Total square footage, 63,001. Occupancy % for January 31, 2011 is 98.7%.

Commercial Medical -	Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Edgewood Vista-Minot, Minot, ND .
Total square footage, 137,848. Occupancy % for January 31, 2011 is 100.0%.

Commercial Industrial -	Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 42,244. Occupancy % for January 31, 2011 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 47,709 Occupancy % for January 31, 2011 is 84.0%.
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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the third quarter of fiscal year 2012, the Company closed on its acquisition of a 36-unit multi-family residential property in Isanti, Minnesota, on approximately 1.7 acres of land, and an adjoining 4.9 acre parcel of vacant land, for a purchase price of approximately $3.5 million, of which $3.0 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $495,000. This property is located next to the Company’s existing 36-unit Evergreen Apartments in Isanti, Minnesota. Also during the third quarter of fiscal year 2012, the Company substantially completed construction of an additional approximately 28 assisted living units and 16 memory care units at its existing Meadow Wind senior housing facility in Casper, Wyoming. The Company estimates that construction costs for this expansion project will total approximately $4.7 million. As of January 31, 2012, the Company had incurred approximately $3.8 million of these project costs.

During the third quarter of fiscal year 2012, the Company had no real estate dispositions.

Shareholder Equity, Distributions and Capital Structure

As of January 31, 2012, IRET had a total capitalization of $1.8 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On January 16, 2012, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 163rd consecutive distribution. IRET also paid, on January 2, 2012, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

Distribution Declared.  Subsequent to the end of the third quarter of fiscal year 2012, on March 7, 2012, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 2, 2012 to common shareholders and unitholders of record on March 19, 2012. Also on March 7, 2012, the Company’s Board of Trustees’ declared a distribution of $0.5156 per share on the Company’s preferred shares of beneficial interest, payable April 2, 2012 to preferred shareholders of record on March 19, 2012.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Tuesday, March 13, 2012 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 81 multi-family residential properties with 8,921 apartment units; and 68 commercial office properties, 65 commercial medical properties (including senior housing), 19 commercial industrial properties and 32 commercial retail properties with a total of approximately 12.3 million square feet of leasable space.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2011 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2012	April 30, 2011
ASSETS
Real estate investments
Property owned	$1,861,321	$1,770,798
Less accumulated depreciation	(364,190)	(328,952)
	1,497,131	1,441,846
Development in progress	22,281	9,693
Unimproved land	6,390	6,550
Mortgage loans receivable, net of allowance of $0 and $3, respectively	0	156
Total real estate investments	1,525,802	1,458,245
Other assets
Cash and cash equivalents	35,502	41,191
Other investments	633	625
Receivable arising from straight-lining of rents, net of allowance of $1,156 and $996, respectively	21,965	18,933
Accounts receivable, net of allowance of $185 and $317, respectively	3,977	5,646
Real estate deposits	578	329
Prepaid and other assets	4,107	2,351
Intangible assets, net of accumulated amortization of $46,674 and $42,154, respectively	49,055	49,832
Tax, insurance, and other escrow	11,427	15,268
Property and equipment, net of accumulated depreciation of $1,499 and $1,231, respectively	1,464	1,704
Goodwill	1,120	1,127
Deferred charges and leasing costs, net of accumulated amortization of $16,622 and $13,675, respectively	22,014	20,112
TOTAL ASSETS	$1,677,644	$1,615,363

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$43,439	$37,879
Revolving line of credit	49,000	30,000
Mortgages payable	1,038,717	993,803
Other	6,326	8,404
TOTAL LIABILITIES	1,137,482	1,070,086
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	0	987
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2012 and April 30, 2011, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 85,743,308 shares issued and outstanding at January 31, 2012, and 80,523,265 shares issued and outstanding at April 30, 2011)	657,304	621,936
Accumulated distributions in excess of net income	(269,942)	(237,563)
Total Investors Real Estate Trust shareholders’ equity	414,679	411,690
Noncontrolling interests – Operating Partnership (19,596,222 units at January 31, 2012 and 20,067,350 units at April 30, 2011)	114,852	123,627
Noncontrolling interests – consolidated real estate entities	10,631	8,973
Total equity	540,162	544,290
TOTAL LIABILITIES AND EQUITY	$1,677,644	$1,615,363

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2012 and 2011

	(in thousands, except per share data)
	Three Months Ended January 31		Nine Months Ended January 31
	2012	2011	2012	2011
REVENUE
Real estate rentals	$50,318	$47,792	$148,981	$143,333
Tenant reimbursement	10,705	12,354	32,301	34,785
TOTAL REVENUE	61,023	60,146	181,282	178,118
EXPENSES
Depreciation/amortization related to real estate investments	14,359	13,892	42,710	41,573
Utilities	4,526	4,775	13,424	13,184
Maintenance	6,395	8,358	20,185	22,001
Real estate taxes	8,049	7,780	23,528	23,068
Insurance	890	646	2,552	1,866
Property management expenses	4,989	5,474	15,836	15,525
Administrative expenses	1,493	1,716	5,356	5,055
Advisory and trustee services	166	134	588	482
Other expenses	359	441	1,509	1,357
Amortization related to non-real estate investments	903	689	2,395	1,978
Impairment of real estate investments	135	0	135	0
TOTAL EXPENSES	42,264	43,905	128,218	126,089
Interest expense	(16,533)	(15,868)	(48,756)	(48,335)
Interest income	25	75	115	194
Other income	270	32	546	217
Income from continuing operations	2,521	480	4,969	4,105
Income from discontinued operations	0	14,108	616	19,936
NET INCOME	2,521	14,588	5,585	24,041
Net income attributable to noncontrolling interests – Operating Partnership	(351)	(2,793)	(723)	(4,485)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(43)	38	(29)	82
Net income attributable to Investors Real Estate Trust	2,127	11,833	4,833	19,638
Dividends to preferred shareholders	(593)	(593)	(1,779)	(1,779)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,534	$11,240	$3,054	$17,859
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.02	.00	.03	.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.14	.01	.20
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.02	$.14	$.04	$.23
DIVIDENDS PER COMMON SHARE	$.1300	$.1715	$.4315	$.5145

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2012 and 2011

	(in thousands, except per share amounts)
Three Months Ended January 31,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$2,127			$11,833
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	1,534	84,339	$0.02	11,240	79,398	$0.14
Adjustments:
Noncontrolling interest – Operating Partnership	351	19,596		2,793	19,957
Depreciation and amortization(1)	15,179			14,577
Impairment of real estate investments	135			0
Gain on depreciable property sales	0			(13,961)
Funds from operations applicable to common shares and Units	$17,199	103,935	$0.16	14,649	99,355	$0.14

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$4,833			$19,638
Less dividends to preferred shareholders	(1,779)			(1,779)
Net income available to common shareholders	3,054	82,424	$0.04	17,859	78,140	$0.23
Adjustments:
Noncontrolling interest – Operating Partnership	723	19,752		4,485	20,171
Depreciation and amortization(4)	44,892			44,525
Impairment of real estate investments	135			0
Gain on depreciable property sales	(589)			(19,365)
Funds from operations applicable to common shares and Units	$48,215	102,176	$0.47	47,504	98,311	$0.48

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $15,262 and $14,581, and depreciation/amortization from Discontinued Operations of $0 and $51, less corporate-related depreciation and amortization on office equipment and other assets of $83 and $55, for the three months ended January 31, 2012 and 2011, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $45,105 and $43,551, and depreciation/amortization from Discontinued Operations of $8 and $1,172, less corporate-related depreciation and amortization on office equipment and other assets of $221 and $198, for the nine months ended January 31, 2012 and 2011, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2012 and 2011

	(in thousands)
Three Months Ended January 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,836	$18,541	$16,609	$3,596	$3,441	$61,023
Real estate expenses	8,668	8,695	5,220	1,078	1,188	24,849
Net operating income	$10,168	$9,846	$11,389	$2,518	$2,253	36,174
Depreciation/amortization						(15,262)
Administrative, advisory and trustee services						(1,659)
Other expenses						(359)
Impairment of real estate investments						(135)
Interest expense						(16,533)
Interest and other income						295
Income from continuing operations						2,521
Income from discontinued operations						0
Net income						$2,521

	(in thousands)
Three Months Ended January 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,884	$19,343	$16,993	$3,349	$3,577	$60,146
Real estate expenses	8,903	9,507	5,894	1,203	1,526	27,033
Net operating income	$7,981	$9,836	$11,099	$2,146	$2,051	33,113
Depreciation/amortization						(14,581)
Administrative, advisory and trustee services						(1,850)
Other expenses						(441)
Interest expense						(15,868)
Interest and other income						107
Income from continuing operations						480
Income from discontinued operations						14,108
Net income						$14,588

	(in thousands)
Nine Months Ended January 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$54,699	$55,723	$50,299	$10,597	$9,964	$181,282
Real estate expenses	25,791	26,451	16,709	3,178	3,396	75,525
Net operating income	$28,908	$29,272	$33,590	$7,419	$6,568	105,757
Depreciation/amortization						(45,105)
Administrative, advisory and trustee services						(5,944)
Other expenses						(1,509)
Impairment of real estate investments						(135)
Interest expense						(48,756)
Interest and other income						661
Income from continuing operations						4,969
Income from discontinued operations						616
Net income						$5,585

	(in thousands)
Nine Months Ended January 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$49,596	$58,839	$49,547	$9,890	$10,246	$178,118
Real estate expenses	25,247	27,082	16,563	3,123	3,629	75,644
Net operating income	$24,349	$31,757	$32,984	$6,767	$6,617	102,474
Depreciation/amortization						(43,551)
Administrative, advisory and trustee services						(5,537)
Other expenses						(1,357)
Interest expense						(48,335)
Interest and other income						411
Income from continuing operations						4,105
Income from discontinued operations						19,936
Net income						$24,041